Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Mac-Gray Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

May 30, 2008